Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors
The Toro Company:

We consent to incorporation by reference in the Registration Statement No. 333-142282 on Form S-3 and in Registration Statements (Nos. 333-03505, 333-44879, 333-36166, 333-47260, 333-57198, 333-89260, 333-89262, 333-135033, 333-119504, 333-119506, 333-151086, 333-159767, 333-39052, 033-59563, 333-11860, 333-100004, 333-87461 and 333-165582) on Form S-8 of The Toro Company of our report dated December 20, 2013, related to the consolidated balance sheets of The Toro Company and subsidiaries as of October 31, 2013 and 2012, and the related consolidated statements of earnings, comprehensive income, cash flows, and stockholders’ equity and related financial statement schedule for each of the years in the three year period ended October 31, 2013, and the effectiveness of internal control over financial reporting as of October 31, 2013, which report is included in the Annual Report on Form 10-K of The Toro Company.

/s/ KPMG LLP

Minneapolis, Minnesota
December 20, 2013